EXHIBIT 10.24
EXECUTION COPY
SUBLICENSE AGREEMENT
     This Sublicense Agreement (the “Agreement”), effective as of May 24th, 2006 (“Effective Date”) is made by and between SensAble Technologies, Inc. (“SensAble”), a Delaware corporation, having offices at 15 Constitution Way, Woburn, MA 01801, and MAKO Surgical Corp. (“MAKO”), a Delaware corporation with offices at 2901 Simms St., Hollywood, FL 33020. SensAble and MAKO are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I.
Definitions
     1.1 “Additional Optioned Patents” means five (5) individual patents or patent applications (and the foreign counterparts to such patents), chosen by MAKO in its sole discretion, from the Optional Patents.
     1.2 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.3 “Change of Control” means a transaction whereby a Party (a) sells all or substantially all of its assets; (b) has more than fifty percent (50%) of its stock acquired by a person or entity that was not a stockholder of such Party prior to such transaction; or (c) merges with or into another entity.
     1.4 “Initial Consideration” means One Hundred Thousand Dollars (US $100,000.00).
     1.5 “Initial Licensed Patent” means that certain patent identified in Schedule I hereto that has been licensed to SensAble by MIT pursuant to the License Agreement, along with any and the foreign counterparts to that patent.
     1.6 “License Agreement” means that certain License Agreement, by and between Massachusetts Institute of Technology (“MIT”), effective as of July 16 1997, a redacted copy of which is attached hereto as Exhibit A and the disclosed terms of which that are specifically designated as extending to all sublicenses granted thereunder are hereby incorporated by reference as though set forth in full herein.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.7 “Licensed Patents” means collectively the Initial Licensed Patent and the Additional Optioned Patents.
     1.8 “MAKO Field” means the field of [***].
     1.9 “MAKO Products” means products in the MAKO Field developed by or for MAKO or any Subsidiary of MAKO.
     1.10 “Option Exercise Price” means Four Hundred Thousand Dollars (US $400,000).
     1.11 “Optional Patents” means those certain patents and patent applications identified on a completed Schedule 2 that will be provided to MAKO by SensAble upon request at any time after the payment of the Initial Consideration by MAKO, to which SensAble has rights as described therein, along with any foreign counterpart for such Optional Patents. The completed Schedule 2 so provided by SensAble will replace the Schedule 2 attached hereto and be incorporated into this Agreement as though it were set forth in full upon the date of its execution.
     1.12 A “Subsidiary” of a party means an entity controlled by that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement. However, the entity will be considered a Subsidiary only for the time during which such control exists.
ARTICLE II.
Grants of License
     2.1 Initial Grant of Sublicense to MAKO. Subject to all of the terms and conditions of this Agreement, in exchange for the Initial Consideration (and for no additional consideration), SensAble grants to MAKO a non-exclusive worldwide, perpetual, non-terminable, royalty-free and fully paid-up sublicense under the Initial Licensed Patent limited to make, have made, use, sell, offer to sell and to import MAKO Products in the MAKO Field (the “Initial Sublicense”).
     2.2 Option Grant for Additional Sublicense to MAKO. Subject to all of the terms and conditions of this Agreement, SensAble grants to MAKO the option to obtain a license or sublicense under the terms of this Agreement and for the Option Exercise Price (and for no additional consideration), to the Additional Optioned Patents (the “Option”).
     (a) The Option shall be exercisable by MAKO, in its sole discretion, at any time during the period beginning as of the Effective Date and ending on the one (1) year anniversary of the Effective Date (the “Option Period”).
     (b) The license or sublicense, if any, granted pursuant to this Section 2.2 upon MAKO’s exercise of the Option and payment of the Option Exercise Price, shall be a non-exclusive worldwide, perpetual, non-terminable, royalty-free and fully paid-up license or sublicense under the Additional Optioned Patents to make, have made, use, sell, offer to sell and to import MAKO Products in the MAKO Field (the “Additional License”).

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     (c) In order to make an informed decision concerning exercise (or non-exercise) of the Option, SensAble shall immediately upon request by MAKO during the Option Period, provide MAKO with copies of patent applications included in the Optional Patents, provided however that SensAble may require that MAKO enter into a non-disclosure covenant as to any patent application which has not yet been made public through publication through the United States Patent Office or a foreign analog.
     2.3 Scope of Grant(s).
     (a) The grant of any license or sublicense pursuant to this Agreement includes, unless it is otherwise expressly stated in this Agreement, the following rights:
     (i) with respect to patents and patent applications, to make, have made, use, lease, sell, offer to sell, and import machines and articles of manufacture solely for use within the MAKO Field by MAKO or by those making such machines or articles of manufacture for MAKO; and to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of MAKO Products for use solely within the MAKO Field, which are made or imported for use by MAKO or by those making such instrumentalities for MAKO;
     (ii) to convey to any purchaser, lessee, or user of any MAKO Product for use within the MAKO Field, which is sold or leased by MAKO, rights to use and resell the MAKO Product within the MAKO Field.
     (b) Except as otherwise set forth in this Section 2.3, MAKO may not, without the consent (which shall not be unreasonably withheld) of and notice to SensAble, grant a sublicense under any license or sublicense granted pursuant to this Agreement to any third party. SensAble’s consent will, in any event be conditioned upon such additional terms and conditions as are necessary to comply with the terms of the License Agreement. The parties agree that no consent by SensAble is required for grant of a sublicense to a Subsidiary of MAKO.
     2.4 Representations, Warranties and Covenants.
     (a) SensAble represents that it is the licensee of the Initial Licensed Patent and has been granted rights in the Optional Patents as set forth in Schedule 2. SensAble possesses all rights necessary to grant the Initial Sublicense and the Additional Sublicense to MAKO pursuant to this Agreement.
     (b) The undersigned signatory, executing on behalf of SensAble has actual necessary legal authority to bind SensAble to the terms of this Agreement and the transactions contemplated herein, and this Agreement shall, by its terms, bind SensAble to the provisions and covenants set forth herein.
     (c) SensAble covenants that it will not terminate the License Agreement. SensAble covenants that it will not amend the License Agreement or take any other actions that would limit the sublicenses granted under this Agreement.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     2.5 Further Assurances. Each of the Parties agrees to take all further actions and execute and deliver any additional instruments on or after the Effective Date as shall be reasonably necessary to effectuate the transactions contemplated by this Agreement.
ARTICLE III.
Publicity and Confidentiality
     3.1 Confidentiality of Confidential Information. MAKO will hold the terms of this Agreement and all non-public information relating to the Licensed Patents in confidence, and will take precautions at least as conscientious as those it implements to maintain and protect the confidentiality of its own patent-related information, except that MAKO may disclose such terms to its attorneys, accountants and legal advisors as MAKO deems necessary.
     3.2 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a product, any reference to the other Party (or any of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by the other Party hereto or its Affiliates.
ARTICLE IV.
Payments
     4.1 No Additional Consideration Required from MAKO. MAKO shall at no time be required to pay any consideration of any kind for the Initial Sublicense or the Additional Sublicense except for and limited to the Initial Consideration and the Option Price respectively.
     4.2 Maintenance Fees and Prosecution Costs. MAKO shall not be obligated to pay any fees, costs or taxes associated with prosecution or maintenance of the Licensed Patentsand SensAble agrees to continue to pay all maintenance fees necessary to avoid abandonment of the Licensed Patents. SensAble may, at its discretion, decline to continue to maintain any Licensed Patent in any country provided that SensAble provides timely notice to MAKO of any such determination, whereupon MAKO may, at its discretion and with such reasonable assistance as may be required from SensAble, undertake the payment of the maintenance fee for such Licensed Patent in those countries in which MAKO has declined to continue such maintenance. Timely notice shall mean notice at least thirty (30) days prior to the final date on which the fee to continue maintenance of the Licensed Patent would otherwise be due. Should MAKO, pursuant to the provisions of this Section, undertake the payment of maintenance fees with respect to a Licensed Patent in any country, then, following the date of such payment, SensAble will not enter into an agreement (or amend any existing agreement) to grant a license or sublicense to such Licensed Patent in the MAKO Field in such country that would first become effective on a date following the date of such payment.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE V.
Bankruptcy
     SensAble and MAKO each acknowledges that this Agreement is an “executory contract” as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”). SensAble acknowledges that if it as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects this Agreement, MAKO, as sublicensee, may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the MAKO, as sublicensee, to SensAble as a debtor in possession or the Bankruptcy Trustee, SensAble or such Bankruptcy Trustee shall not interfere with the rights of MAKO, as sublicensee, as provided in this Agreement.
ARTICLE VI.
Indemnification
     Indemnification.
     (a) SensAble will indemnify in respect of, and hold MAKO and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”), resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement on the part of SensAble under this Agreement.
     (b) MAKO agrees to indemnify in respect of, and hold SensAble and its officers, directors, employees and agents harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of MAKO under this Agreement.
     6.2 Method of Asserting Claims, etc. The party or parties claiming indemnification under this Article (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article V will be asserted and resolved as follows:
     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the indemnifying Party pursuant to this Article, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE VII.
Term and Termination
     7.1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated according to its terms or until all of the patents licensed hereunder terminate.
     7.2 Voluntary Termination by MAKO. MAKO may voluntarily terminate this Agreement upon 60 days written notice to SensAble.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     7.3 Survival. Articles I, III, VII and VIII will survive and continue after termination.
ARTICLE VIII.
Miscellaneous Provisions
     8.1 Registration and Recordation of License Agreement. Notwithstanding the obligations of confidentiality of Article III, each Party consents to registration of an appropriately redacted version of this Agreement if required by law, for the grants of licenses to be effective, or to make it effective against subsequent assignees or licensees.
     8.2 Assignment. Licensee may not assign this Agreement, except upon a Change of Control with (a) notice to SensAble specifying the assignee; (b) with the prior written consent of SensAble (which shall not be unreasonably withheld); and (c) only if the assignee agrees to be bound by all of the terms and conditions of the Agreement. This Agreement will be binding on successors in interest and permitted assigns. SensAble may assign this Agreement upon a Change of Control.
     8.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to SensAble:	SensAble Technologies, Inc.
15 Constitution Way
Woburn, MA 01801
Phone: (781) 937-8315
Facsimile: (781) 937-8325
Attention: Chief Financial Officer

If to MAKO:	MAKO Surgical Corp.
2555 Davie Road
Suite 110
Ft. Lauderdale, FL 33317
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer
or to such other address designated by the parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     8.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     8.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     8.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     8.7 Severability and reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     8.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     8.9 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     8.10 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     8.11 Integration. This Agreement, including the terms of the License Agreement incorporated by reference herein, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby. To the extent any conflict exists or arises between the terms set forth in this Agreement and the terms of the License Agreement incorporated by reference herein, the terms of the License Agreement shall take precedence be given effect.
     8.12 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     8.13 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     8.14 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[NEXT PAGE IS SIGNATURE PAGE]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

SensAble Technologies, Inc.
By:	/s/ Robert A. Kittler
Name:	Robert A. Kittler
Title:	VP Finance & Operations
Date:	May 22, 2006

MAKO Surgical Corp.
By:	/s/ Maurice R. Ferré
Name:	Maurice R. Ferré
Title:	President
Date:	May 22, 2006

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1
Initial Licensed Patent
US Patent No. [***]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2
Optional Patents
[PATENT AND APPLICATION NUMBERS TO BE PROVIDED BY SENSABLE UPON
REQUEST BY MAKO]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A
Redacted Copy of License Agreement
[AS ATTACHED]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY
and
SENSABLE TECHNOLOGIES, INC.
PATENT LICENSE AGREEMENT
     This Agreement is made and entered into this 16th day of July, 1997, (the “EFFECTIVE DATE”) by and between the Massachusetts Institute of Technology, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02134, U.S.A. (hereinafter referred to as “M.I.T.”), and SENSABLE TECHNOLOGIES, INC., a corporation duty organized under the laws of the state of DELAWARE and having its principal office at 26 Landsdowne Street, Cambridge, Massachusetts, 02139, U.S.A. (hereinafter referred to as “LICENSEE”).
WITNESSETH
     WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein). relating to M.I.T. Case No 7215, “God Object Method for Haptic Rendering” by David L. Brook; Thomas H. Massie; Kenneth J. Salisbury, Jr; and Craig Zilles and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;
     WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder,
     WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is experienced in the development, production, manufacture, marketing and sale of products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and
     WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2 — GRANT
     2.1 M.I.T. hereby grants to LICENSEE the right and license in the TERRITORY for the FIELD OF USE to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell, and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the expiration of the last to expire of the PATENT RIGHTS, unless thus Agreement shall be sooner terminated according to the terms hereof
     2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.
     2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, sell and import LICENSED PRODUCTS or to utilize LICENSED PROCESSES subject to the royalty-free, nonexclusive license rights of the United States Government per FAR 52.227-11 in the TERRITORY for the FIELD OF USE during the period of time commencing with the EFFECTIVE DATE and terminating with the expiration the last to expire of the PATENT RIGHTS, unless exclusivity is terminated earlier pursuant to Paragraph 3.3 below (the “EXCLUSIVE PERIOD”).
     2.4 At the end of the EXCLUSIVE PERIOD, the license granted hereunder shall become nonexclusive and shall extend to the end of the term, or terms for which any PATENT RIGHTS been or shall be issued, unless sooner terminated as hereinafter provided.
     2.5 M.I.T. reserves the right to practice under the PATENT RIGHTS for academic research purposes.
     2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only during the EXCLUSIVE PERIOD of this Agreement. Such sublicenses may extend past the expiration date of the EXCLUSIVE PERIOD of this Agreement, but any exclusivity of such sublicenses shall expire upon the expiration of the EXCLUSIVE PERIOD. Upon any termination of this Agreement, SUBLICENSEEs’ rights shall also terminate, subject to Paragraph 13.6 hereof.
     2.7 LICENSEE agrees to incorporate terms and conditions substantively similar to Articles 2, 5.1, 7.1, 7.2, 7.3, 7.5, 7.6, 8, 9, 10, 12 and 15 of this Agreement into its sublicense agreements, that are sufficient to enable LICENSEE to comply with this Agreement.
     2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.
     2.9 LICENSEE shall not receive from SUBLICENSEEs anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T.
     2.10 Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT’ RIGHTS.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.
5 — REPORTS AND RECORDS
     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than Ten Percent (10%) discrepancy in reporting to M.I.T.’s detriment, LICENSEE agrees to pay the full cost of such inspection.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7 — INFRINGEMENT
     7.1 LICENSEE and M.I.T. shall each inform the other promptly is writing of any alleged infringement of the PATENT RIGHTS by any third party that comes to the notifying party’s attention and of any available evidence thereof of which the notifying party is aware.
     7.2 During the term of thus Agreement, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense all infringements in the FIELD OF USE of the PATENT RIGHTS and, in furtherance of such right, M.I.T. hereby agrees that LICENSEE may include M.I.T. as a party plaintiff in any such suit, without expense to M.I.T. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings unless such costs are assessed based on acts, other than the act of entering into this License Agreement, of M.I.T. or its agents.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     7.3 If within six (6) months after having been notified of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at any time prior thereto of its intention not to bring suit against any alleged infringer for the FIELD OF USE, then, and in those events only, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS for the FIELD OF USE, and M.I.T. may, for such purposes, use the name of LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T., and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.
     7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against M.I.T. or LICENSEE, M.I.T., at its option, shall have the right, within twenty (20) days after commencement of such action., to take over the sole defense of the action at its own expense. If M.I.T. shall not exercise this right, LICENSEE may take over the sole defense at LICENSEE’s sole expense, subject to Paragraph 7.4.
     7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement or in the event of defense by either party pursuant to Paragraph 7.5, the other party hereto shall, at the request and expense of the party initiating or defending such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8 — PRODUCT LIABILITY
     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.
     8.2 LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance, including product liability and errors and omissions insurance, which shall protect LICENSEE and M.I.T. with respect to events covered by Paragraph 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Minion Dollars ($3,000,000) for personal injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same.
     8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAMS, ISSUED OR PENDING, AND THE ABSENCE OP LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.
9 — EXPORT CONTROLS
     LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

10 — NON-USE OF NAMES
     LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.
12 — DISPUTE RESOLUTION
     12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.
13 — TERMINATION
     13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.
     13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days’ notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.
     13.3 Upon any material breach or default of this Agreement by LICENSEE (not including breach or default under Paragraph 3.3), other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days’ notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.
     13.4 LICENSEE shall have the right to terminate this Agreement at any time on sixty (60) days’ notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.
     13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 12, 13.5, 13.6, and 15 shall survive any such termination. LICENSEE and any SUBLICENSEE thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination, and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.
     13.6 Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

15 — MISCELLANEOUS PROVISIONS
     15.1 All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shad be determined by the law of the country in which the patent shall have been granted.
     15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.
     15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.
     15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or Sale.
     15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.
     IN WITNESS WHEREOF the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		SENSABLE TECHNOLOGIES, INC.

By	/s/ Lita L. Nelson	By	/s/ William K. Aulet

Name	Lita L. Nelson	Name	Bill Aulet

Title	Director, Technological Licensing Office	Title	President

Date	July 18, 1997	Date	July 15, 1997

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX A
PATENT RIGHTS on the EFFECTIVE DATE
UNITED STATES PATENT RIGHTS
[***]
Title “[***]”
By [***]
Filed on [***]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[SENSABLE TECHNOLOGIES LETTERHEAD]
May 23, 2006
Fritz L. LaPorte
V.P. & Chief Financial Officer
MAKO Surgical Corp.
2555 Davie Road
Fort Lauderdale, FL 33317
Dear Fritz:
Under our Agreement dated May 24, 2006, Optional Patents are defined as:
“Optional Patents” means those certain patents and patent applications identified on a completed Schedule 2 that will be provided to MAKO by SensAble upon request at any time after the payment of the Initial Consideration by MAKO, to which SensAble has rights as described therein, along with any foreign counterpart for such Optional Patents. The completed Schedule 2 so provided by SensAble will replace the Schedule 2 attached hereto and be incorporated into this Agreement as though it were set forth is full upon the date of its execution.
I have attached a revised Schedule 2 that will replace the Schedule 2 attached to the original agreement and be incorporated therein as provided above.
On behalf of SensAble Technologies, I hereby certify that the attached Schedule 2 is a complete statement of all Optional Patents as of the date of this letter.
Sincerely,

Sincerely,

/s/ Robert Kittler

Robert A. Kittler Chief Financial Officer

Attachment

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2
Optional Patents

Issued Patents:

[***]
[***]
[***]
[***]
[***]	Allowed Applications:
[***]
[***]	[***]
[***]	[***]
[***]
[***]
[***]	Applications:
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Design Patents:

[***]
[***]
[***]
[***]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[MAKO LETTERHEAD]
BY E-MAIL TO kittler@sensable.com, FAX TO (781) 937-8325 AND UPS
OVERNIGHT
May 23, 2007
Robert Kittler
VP of Finance & Operations
SensAble Technologies, Inc.
15 Constitution Way
Woburn, MA 01801
     Re: Exercise of Option
Dear Bob:
This communication shall serve as written notice of the decision by MAKO Surgical Corp. (“MAKO”) to exercise the Option contained in that certain Sublicense Agreement, by and between MAKO and SensAble Technologies, Inc. (“SensAble”), dated May 24, 2006 (the “Sublicense”).
As contemplated by the Sublicense, MAKO hereby designates the following five (5) patents to be the Additional Optioned Patents, covered by the Additional License:
1. U.S. Patent No. [***], [***]
2. U.S. Patent No. [***], [***]
3. U.S. Patent No. [***], [***]
4. U.S. Patent No. [***], [***]
5. U.S. Patent Application Serial No. [***], [***]
The Option Exercise Price of $[***] is being tendered contemporaneously herewith via wire transfer as per the instructions provided by SensAble to MAKO. Kindly confirm receipt of the funds in writing.
Please note that the selection of these Additional Optioned Patents was in reliance of SensAble’s representations that it had provided MAKO with the most up to date schedule of Optional Patents from which to choose.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Letter to R. Kittler
May 23, 2007

Finally, the Additional License allows MAKO to make, have made, use, sell, offer to sell and to import MAKO Products in the MAKO Field, all as defined in the Sublicense. By way of your correspondence to MAKO on May 21, 2007, SensAble set forth its understanding and position as to the meaning and scope of the “MAKO Field” under the Sublicense. By way of this letter, MAKO hereby informs SensAble of (a) its rejection of SensAble’s attempts to narrow the applicability of the MAKO Field and (b) its reservation of all rights relative to that issue.
Please feel free to contact me with any questions.
Sincerely,
/s/ Menashe Frank
Menashe Frank
Vice President & General Counsel

cc:	Curt Rawley, SensAble Chairman and CEO (crawley@sensable.com)
Bob Steingart, SensAble President and COO (bsteingart@sensable.com)
Karen Copenhaver, Counsel for SensAble (kcopenhaver@choate.com)
Dr. Maurice Ferré, MAKO Chief Executive Officer
Fritz LaPorte, MAKO Chief Financial Officer
Rony Abovitz, MAKO Chief Technology Officer
Arthur Quaid, MAKO Chief of Robotics
Joann Corey, MAKO IP Counsel

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.